Exhibit 10.8

Debt Transfer Agreement

Party A (new debtor): HUANG SZU HAO

Party B (original debtor): TANG CHI AN

Party C (creditor): Cordyceps Sunshine Biotech Holdings Co., Ltd.

To the “Loan Contract” signed by Party B and Party C on August 19, 2020, the amount owed by Party B to Party C is:

The matter of USD 146,040 has been negotiated and reached an agreement by Party A, Party C, Party C and other parties on an equal basis and voluntarily:

1. For this debt, Party A (HUANG SZU HAO) shall undertake all the repayment matters of this contract on behalf of Party B ( TANG CHI AN);

2. Party C promises to extend the repayment time of Party A to August 31, 2023;

3. This agreement will come into effect after Party A, Party B and Party C sign and seal.

4. This agreement is in triplicate, each of the three parties holds one copy.

Party A (signature ):

Party B (signature):

Party C (signature):

August 29, 2021

Loan Contract

Borrower (Party A): TANG CHI AN

Lender (Party B): Cordyceps Sunshine Biotech Holdings Co., Ltd.

Party A borrows USD 146,040 from Party B for personal matters,

Borrowing period: 2020/8/19 to 2021/8/30, the loan is a temporary loan, after the two parties

It is agreed through negotiation that the clause is interest-free and will be settled once due.

Party A asks Party B to pay to the following account designated by Party A:

Company Name:TANG CHI AN

Account Bank: Taiwan Shin Kong Commercial Bank Co., Led., Hong Kong Branch

Account: 6017-11-003535-4

Follow-up matters related to the above-mentioned loans shall be resolved by mutual agreement between the two parties.

To take necessary legal measures, the above loan shall be signed by both parties, Party A shall receive the loan from Party B. contract takes effect from the day the payment is received .

Borrower (signature or stamp):

Lender (signature or stamp):

August 19, 2020